                                                                   EXHIBIT 12.1
                              OCI HOLDINGS CORP.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (DOLLARS IN THOUSANDS)

                                                    FISCAL YEAR END
                  ------------------------------------------------------------------------------------
                  JULY 31,  AUGUST 31,  JULY 31,  AUGUST 31, JULY 31,  AUGUST 31, JULY 31,  AUGUST 31,  AUGUST 1, 1995
                    1992       1992        1993      1993       1994      1994       1995      1995    TO APRIL 3, 1996
                  OCI NORTH  OCI SOUTH  OCI NORTH OCI SOUTH  OCI NORTH OCI SOUTH  OCI NORTH OCI SOUTH     OCI NORTH
                  --------- ----------- --------- ---------- --------- ---------- --------- ---------- ----------------
Net income
(loss)..........   $(1,570)   $ (204)    $(1,564)   $   77    $(1,366)   $  540    $ (104)    $  784       $(1,051)
Income tax
expense
(benefit).......       --         14        (723)      170       (473)      340      (133)       524           156
                   -------    ------     -------    ------    -------    ------    ------     ------       -------
Income (loss)
before income
taxes...........    (1,570)     (190)     (2,287)      247     (1,839)      880      (237)     1,308          (895)
Plus fixed
charges.........     2,479     1,273       2,407     1,080      2,395     1,102     2,483      1,523         1,719
                   -------    ------     -------    ------    -------    ------    ------     ------       -------
Earnings........   $   909    $1,083     $   120    $1,327    $   556    $1,982    $2,246     $2,831       $   824
                   =======    ======     =======    ======    =======    ======    ======     ======       =======
                  SEPTEMBER 1, 1995
                  TO APRIL 3, 1996
                      OCI SOUTH
                  -----------------
Net income
(loss)..........       $  269
Income tax
expense
(benefit).......          201
                  -----------------
Income (loss)
before income
taxes...........          470
Plus fixed
charges.........          845
                  -----------------
Earnings........       $1,315
                  =================
Interest
expense.........   $ 2,120    $1,040     $ 2,030    $  845    $ 2,042    $  853    $2,127     $1,173       $ 1,461
Amortization of
deferred
financing
costs...........       --        --          --        --         --         11       --          96           --
Interest factor
of rent
expense.........       359       233         377       235        353       238       356        254           258
                   -------    ------     -------    ------    -------    ------    ------     ------       -------
Fixed charges ..   $ 2,479    $1,273     $ 2,407    $1,080    $ 2,395    $1,102    $2,483     $1,523       $ 1,719
                   =======    ======     =======    ======    =======    ======    ======     ======       =======
Ratio of
earnings to
fixed charges...       --        --          --        1.2x       --        1.8x      --         1.9x          --
Fixed charges
exceed earnings
by (3)..........   $ 1,570    $  190     $ 2,287    $  --     $ 1,839    $  --     $  237     $  --        $   895
                   =======    ======     =======    ======    =======    ======    ======     ======       =======
Interest
expense.........       $  645
Amortization of
deferred
financing
costs...........           55
Interest factor
of rent
expense.........          145
                  -----------------
Fixed charges ..       $  845
                  =================
Ratio of
earnings to
fixed charges...          1.6x
Fixed charges
exceed earnings
by (3)..........       $  --
                  =================

                                                OCI
                  ---------------------------------------------------------------
                                   UNADJUSTED       UNADJUSTED
                  APRIL 4, 1996 COMBINED PERIOD   COMBINED PERIOD   NINE MONTHS
                   TO JUNE 30,       ENDED             ENDED           ENDED
                      1996      JUNE 30, 1996(1) MARCH 31, 1996(2) MARCH 31, 1997
                  ------------- ---------------- ----------------- --------------
Net income
(loss)..........     $  (84)         $ (866)          $ (782)          $ (762)
Income tax
expense
(benefit).......        106             463              357               22
                     ------          ------           ------           ------
Income (loss)
before income
taxes...........         22            (403)             425             (740)
Plus fixed
charges.........      2,255           4,819            2,564            9,430
                     ------          ------           ------           ------
Earnings........     $2,277          $4,416           $2,989           $8,690
                     ======          ======           ======           ======
Interest
expense.........      1,826           3,932            2,106            7,597
Amortization of
deferred
financing
costs...........        123             178              403              485
Interest factor
of rent
expense.........        306             709               55            1,348
                     ------          ------           ------           ------
Fixed charges ..     $2,255          $4,819           $2,564           $9,430
                     ======          ======           ======           ======
Ratio of
earnings to
fixed charges...        1.0x            --               1.2x             --
Fixed charges
exceed earnings
by (3)..........     $  --           $  403           $  --            $  740
                     ======          ======           ======           ======

        NOTES TO THE COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

(1) The historical statement of operations data for OCI for the period April 4, 1996 through June 30, 1996 has been added to the historical statement of operations data of OCI North and OCI South for the period August 1, 1995 through April 3, 1996 and September 1, 1995 through April 3, 1996, respectively, to arrive at the unadjusted combined information for the period ended June 30, 1996.
(2) The historical statement of operations data of OCI North and OCI South for the period August 1, 1995 through April 3, 1996 and September 1, 1995 through April 3, 1996, respectively, have been combined to arrive at the unadjusted combined information for the period ended March 31, 1996.
(3) Earnings were not adequate to cover fixed changes.